Exhibit 10.8

Ingersoll-Rand plc
170/175 Lakeview Dr.
Airside Business Park
Swords, Co. Dublin, Ireland

July 11th, 2019

Gardner Denver Holdings, Inc.
222 East Erie Street, Suite 500
Milwaukee, Wisconsin 53202
Attention: Andy Schiesl, General Counsel

Ladies and Gentlemen:

We refer to the Separation and Distribution Agreement, dated as of April 30, 2019, by and between Ingersoll-Rand plc, a public limited company incorporated in Ireland ("Ingersoll-Rand"), and Gardner Denver Holdings, Inc., a Delaware corporation ("Gardner") (such agreement, the "SDA"). Each capitalized term used and not defined herein shall have the meaning ascribed thereto in the SDA.

Ingersoll-Rand and Gardner hereby agree to the following amendments to the form of Employee Matters Agreement (the "EMA") attached to the SDA as Exhibit C.

(a)
Section 3.01(a) of the EMA is amended to increase the maximum Group 4 Employee headcount to 521 and to adjust the maximum headcounts and labor costs on the subgroups of Group 4 Employees. Accordingly, the penultimate and ultimate sentences of Section 3.01(a) of the EMA are amended to read in their entirety as follows:

"The aggregate number of Group 4 Employees that may be set forth on Schedule  3.01(a), and the aggregate number of Group 4 Employees who actually become SpinCo Employees, as measured at the Effective Time (without regard to the actual date of such Group 4 Employee's transfer to the Destination Employer (as defined below), if applicable), shall not exceed the lesser of 521 and that number of Employees having an aggregate labor cost (calculated for purposes of this sentence and the immediately following sentence as the cost of both compensation and benefits for each such Group 4 Employee (but excluding equity or equity-based compensation) and set forth in file 1.8.1 (Transferring Corporate Costs) in the Moon online data room) no greater than $39,389,173. In addition, with respect to each of the following categories of Group 4 Employees, no more than the following number may be set forth on Schedule 3.01(a) or may actually become SpinCo Employees, as measured at the Effective Time (without regard to the actual date of such Group 4 Employee's transfer to the Destination Employer, if applicable): (1) for engineering and technology, product management, innovation, and strategy Employees, the lesser of 179 and that number of Employees having an aggregate labor cost no greater than $5,789,754, (2) for IT, infrastructure, applications, security, and field support Employees, the lesser of 130 and that number of Employees having an aggregate labor cost no greater than $14,110,633, and (3) for all other Group 4 Employees, the lesser of 212 and that number of Employees having an aggregate labor cost no greater than $19,404,520, in each case as such number may be increased by an amount not to exceed 7.5%, and in all events subject to the aggregate cap on the number of Group 4 Employees set forth in the immediately preceding sentence of this Section 3.01(a)."

(b)
Section 4.04(a) of the EMA is amended so that the total adjusted Moon PSUs held by Former SpinCo Employees will not be prorated based on the number of days elapsed during the applicable performance period through the Distribution Date because such Former SpinCo Employees' Moon PSUs were previously prorated at or about their date of termination. Accordingly, the first sentence of Section 4.04(a) of the EMA is amended to read in its entirety as follows:

"The number of shares of Moon Common Stock underlying each Moon PSU held by a Moon Group Employee or Former Moon Group Employee, or by a SpinCo Employee or Former SpinCo Employee, in either case immediately prior to the Distribution Time, shall be adjusted by dividing such number of shares by the Moon Ratio, with the result rounded up to the extent that it includes a fractional share; the number of such adjusted Moon PSUs held by a SpinCo Employee shall then be prorated based on the number of days elapsed during the applicable performance period through the Distribution Date, and if the resulting product includes a fractional share, the number of shares underlying any Moon PSU shall be rounded up to the nearest whole share."

Except as expressly set forth herein, this letter agreement shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the SDA, the EMA, or any other Transaction Document, all of which shall continue in full force and effect, and shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties to the SDA, the EMA, or any other Transaction Document.

This letter agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Ingersoll-Rand and Gardner, and may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. Article IX of the SDA is incorporated herein by reference, mutatis mutandis.

Please confirm your understanding and agreement with the foregoing by signing and dating the enclosed copy of this letter and returning it to us.

Sincerely,

INGERSOLL-RAND PLC

By:	/s/ David C. Butow
Name: David C. Butow
Title: Vice President and General Counsel,
Climate Segment

ACCEPTED AND AGREED:

GARDNER DENVER HOLDINGS, INC.

By:	/s/ Andy Schiesl
Name:	Andy Schiesl
Title:	General Counsel